EXECUTION VERSION

MEMBER SUPPORT AGREEMENT

This MEMBER SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of August ___, 2020, by and among NTN Buzztime, Inc., a Delaware corporation (“Parent”), Brooklyn Immunotherapeutics LLC, a Delaware limited liability (the “Company”), and each of the undersigned beneficial holders of Class A Units of the Company (each, a “Holder”).

RECITALS

WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), by and among Parent, BIT Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and the Company, Merger Sub will, subject to the terms and conditions of the Merger Agreement, merge with and into the Company (the “Merger”) and the Company, as the surviving entity of the Merger, will thereby become a wholly-owned subsidiary of Parent;

WHEREAS, the Limited Liability Company Operating Agreement of the Company dated December 17, 2018, as amended by the First Amendment to Limited Liability Operating Agreement of the Company dated August __, 2020 (collectively, the “Operating Agreement”), provides that the “Management Board” (as defined therein) shall not cause, effectuate or permit the consummation of a merger involving the Company as a constituent party, or any other “Sale” (as defined therein) without the separate vote and approval of the beneficial holders of a majority of the Class A Units of the Company;

WHEREAS, the Holders own their interests in the Company through either Brooklyn Immunotherapeutics Investors LP, a Delaware limited partnership (“BIILP”), which owns of record all of the Class A Units of the Company, or Brooklyn Immunotherapeutics Investors GP LLC, a Delaware limited liability company and the general partner of BIILP;

WHEREAS, concurrently with the execution and delivery of the Merger Agreement and as a condition and inducement to Parent and Merger Sub to enter into the Merger Agreement, the Company has required that the Holders enter into this Agreement;

WHEREAS, each Holder is the beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act) of such number of Class A Units of the Company as is indicated beneath Holder’s signature on the last page of this Agreement (the “Units”); and

WHEREAS, capitalized terms used herein but not defined shall have the meanings ascribed to them in the Merger Agreement.

AGREEMENT

NOW, THEREFORE, BE IT RESOLVED, that the parties agree to as follows:

1.	Agreement to Retain Units.

a.	Transfer. During the period beginning on the date hereof and ending on the earlier to occur of (i) the Effective Time and (ii) the Expiration Date (as defined in Section 4), (1) except as contemplated by the Merger Agreement, and except as provided in Section 1(b), Holder agrees not to, directly or indirectly, sell, transfer, exchange or otherwise dispose of (including by merger, consolidation or otherwise by operation of law) the Units or any New Units (as defined below), and (2) Holder agrees not to, directly or indirectly, grant any proxies or powers of attorney, deposit any of the Units into a voting trust or enter into a voting agreement with respect to any of the Units, or enter into any agreement or arrangement providing for any of the actions described in this clause (2) (other than as required to comply with Section 2(a)).

1

b.	Permitted Transfers. Section 1(a) shall not prohibit a Permitted Transfer of Units or any New Units by Holder pursuant to Section 6.1 of the Operating Agreement, so long as the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to the parties hereto a written consent and joinder memorializing such agreements. During the term of this Agreement, the Company will not register or otherwise recognize the transfer (book-entry or otherwise) of any Units or New Units or any certificated or uncertificated interest representing any Units or New Units, except as permitted by, and in accordance with, Section 1(b).

c.	New Units. Holder agrees that any Units acquired by Holder or with respect to which Holder acquires beneficial ownership after the date of this Agreement and prior to the earlier to occur of (i) the Effective Time and (ii) the Expiration Date (“New Units”) shall be subject to the terms and conditions of this Agreement to the same extent as if they comprised the Units.

2.	Agreement to Vote Units.

a.	No later than ten (10) calendar days after the Registration Statement is declared effective by the SEC, the Holder shall execute and deliver to the Company (or any designee of the Company communicated to such Holder in writing and approved by Parent, such approval not to be unreasonably withheld, conditioned or delayed) a written consent pursuant to which such Holder, with respect to all Class A Units of the Company beneficially owned by such Holder, votes in favor of and approves the Merger Agreement and the Contemplated Transactions, including the Merger. The Company shall promptly (and no later than two (2) Business Days) inform Parent of any such written consent received by the Company from a Holder. Until the earlier to occur of the Effective Time and the Expiration Date, Holder covenants and agrees not to vote, or enter into any agreement or understanding with any Person with respect to voting of, the Units or New Units in any manner which conflicts with the terms of this Agreement.

b.	Holder further agrees that, until the earlier to occur of the Effective Time and the Expiration Date, Holder will not, and will not permit any entity under Holder’s control to, take any action that the Company is prohibited from taking pursuant to Section 4.5 of the Merger Agreement.

3.	Representations, Warranties and Covenants of Holder. Holder hereby represents and warrants to Parent that (i) Holder is the owner of the Units, which, at the date of this Agreement and at all times up until the earlier to occur of (A) the Effective Time and (B) the Expiration Date, will be free and clear of any Liens or other encumbrances (other than those created by this Agreement or applicable Law), (ii) as of the date hereof, Holder does not beneficially own any Class A Units of the Company other than the Units, (iii) Holder has the legal capacity, power and authority to enter into and perform all of Holder’s obligations under this Agreement and (iv) this Agreement has been duly and validly executed and delivered by Holder and constitutes a valid and binding agreement of Holder, enforceable against Holder in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

2

4.	Termination. This Agreement shall terminate automatically and shall have no further force and effect as of the earlier of the Effective Time and the termination of the Merger Agreement in accordance with the terms and provisions thereof (the “Expiration Date”).

5.	Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary: (i) Holder makes no agreement or understanding herein in any capacity other than solely in Holder’s capacity as a beneficial owner of the Units and New Units and (ii) nothing in this Agreement shall be construed to limit or affect Holder, or any Affiliate or designee of Holder, in any other capacity (including as an officer of the Company or as a member of the Company Board of Managers in acting in his or her capacity as an officer or manager of the Company) or in exercising his or her fiduciary duties and responsibilities as an officer of the Company or as a member of the Company Board of Managers.

6.	Miscellaneous

a.	Amendments and Waivers. Any term of this Agreement may be amended or waived with the written consent of the parties hereto or their respective successors and assigns. Any amendment or waiver effected in accordance with this Section 6(a) shall be binding upon the parties and their respective successors and assigns.

b.	Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law thereof. Each of the parties hereto (i) consents to submit to the personal jurisdiction of the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept or does not have jurisdiction over a particular matter, any state or federal court within the State of Delaware) in the event any dispute arises out of this Agreement, (ii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it shall not bring any action relating to this Agreement in any court other than the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept or does not have jurisdiction over a particular matter, any state or federal court within the State of Delaware).

c.	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

d.	Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

e.	Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service, confirmed email or confirmed facsimile, or 72 hours after being deposited in the regular mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address, email address or facsimile number as set forth below, or as subsequently modified by written notice in accordance with this Section 6(e).

f.	Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable Law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

3

g.	No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or any of its Affiliates any direct or indirect ownership or incidence of ownership of or with respect to any Units or New Units. All rights, ownership and economic benefit of and relating to the Units and any New Units shall remain vested in and belong to Holder, and Parent shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority with respect to Holder in the voting of any Units or New Units, except as specifically provided herein and in the Merger Agreement.

h.	Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach of any covenants or agreements contained in this Agreement will cause Parent to sustain damages for which they would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach Parent shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which they may be entitled, at law or in equity.

[Signatures on Following Page

4

EXECUTION VERSION

IN WITNESS WHEREOF, the parties have caused this Member Support Agreement to be duly executed on the date first above written.

NTN BUZZTIME, INC.

By:
Allen Wolff
Chief Executive Officer

Address for Notices:

6965 El Camino Real
Suite 105-Box 517
Carlsbad, CA 92009

BROOKLYN IMMUNOTHERAPEUTICS LLC

By:
Ronald Guido
Chief Executive Officer

Address for Notices:

140 58th Street
Building A, Suite 2100
Brooklyn, NY 11220

[Holder Signature(s) on Following Page]

5

HOLDER(S)

By:
Name:
Title:

Address for Notices:

By:
Name:
Title:

Address for Notices:

Class of Units	Number

Class A

6